SECURITIES AND EXCHANGE COMMISSION
			Washington, DC  20549

                           FORM 8-K

                   Current Report Pursuant
                 to Section 13 or 15(d) of the
               Securities Exchange Act of 1934


                         POWER REIT
       (Exact Name of Registrant as Specified in Its Charter)

                          Maryland
          (State or Other Jurisdiction of Incorporation)



        333-177802                         45-3116572
(Commission File Number)       (I.R.S. Employer Identification No.)


55 Edison Avenue, West Babylon, New York	  11704
(Address of Principal Executive Offices)	(Zip Code)

                              (212) 750-0373
         (Registrant's Telephone Number, Including Area Code)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFT|R 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))


[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))








SECTION 8: OTHER EVENTS

Item 8.01

On May 15, 2012, Power REIT released a press release announcing that on May 11, 2012 the Securities and Exchange Commission (SEC) declared effective Power REIT's $100 million shelf registration statement on Form S-3. Under the Form S-3, the Company may from time to time issue any combination of common equity or common equity linked securities (warrants, options or units) in any amounts up to an aggregate of $100 million. The net proceeds of offerings are intended to be used to fund new acquisitions consistent with Power REIT's business plan. The Company does not have any immediate plans to issue securities pursuant to the Form S-3. The terms of any offering of securities made pursuant to the shelf registration statement will be determined at the time of the offering and disclosed in a prospectus supplement filed with the SEC and distributed to prospectus investors.

Neither this filing nor this press release shall be constitute as an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any offer or sale of securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the laws of any such state. Any offer of securities pursuant to the shelf registration statement shall be made solely by means of the prospectus that forms a part of the shelf registration statement and the prospectus supplement relating to the offer.




SECTION 9: FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01   Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description
99.1	    Press Release of Power REIT dated May 15, 2012


SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:	May 15, 2012

POWER REIT

By:	/s/ David H. Lesser
Name:	David H. Lesser
Title:	CEO and Chairman